ASSET PURCHASE AGREEMENT

This Agreement (Agreement) is made on February 17,2012 (Effective Date), between Global Services Corporation, a Republic of Seychelles corporation, (Seller), and SupportSave Solutions, Inc., a Nevada corporation, (Purchaser) (collectively, the "Parties ").

Recitals

This Agreement is made with reference to the following facts and circumstances:

A. Seller owns and operates a certain remote technical support business and the assets used in connection with such business (Business) under the name of Tech Buddha and Virtual PC Doctor (Name), located at 67242 of Suite 15, 1st Floor Oliaji Trade Center, Victoria Mahe. Seychelles (Location).

B. Seller desires to sell and Purchaser desires to purchase Seller's interest in the Purchased Assets, as defined in this Agreement.

C. The shareholders of Seller (collectively, "Owner"), will receive a substantial economic benefit derived from Purchaser's purchase of the Purchased Assets from Seller. In exchange, Owner agrees to make the representations, warranties, covenants, and indemnifications set forth in this Agreement. In addition, Seller and Owner agree not to compete with Purchaser in the conduct of the Business as provided in a noncompetition agreement as described in this Agreement as a condition to Purchaser's purchase of the Purchased Assets from Seller.

D. The Parties agree as follows:

Agreement of the Parties

I. Agreement to Purchase and Sell.

1.1 Assets Purchased and Sold. At the Closing (as defined in this Agreement), subject to the performance of the duties set forth below, Purchaser shall buy and Seller shall sell, assign. convey, transfer, set over, and deliver (by appropriate instrument of transfer) to Purchaser all of the assets, rights, and interests of every conceivable kind or character whatsoever, whether tangible or intangible, that on the Closing Date (as defined in this Agreement) are owned by Seller or in which Seller has an interest of any kind. These include, without limitation, the following, (excluding, however, those assets specifically identified in this Agreement as the "Excluded Assets") (collectively, the "Purchased Assets"):

A. Miscellaneous Items. All patents, logos, slogans, trademarks, copyrights, know·how, processes, trade secrets, formulae, inventions. telephone numbers, telephone listings, computer programs, software programs, software and technical libraries, engineering data, electronic databases, all drawings, license agreements, and all other intellectual and/or proprietary information and property and applications for or licenses of used in connection with the Business, including Internet address(es) for the Business, if any (Miscellaneous Items).

B. Customer List and Miscellaneous Records. Any records, file s, lists, and other tangible assets that pertain to the Business, including lists and records pertaining to anyone or more of the following: Seller's customers, suppliers, advertising, promotional material, sales, services, delivery, and/or operations, except those items, if any, required to be retained by law, including accounting records and returns (Customer List and Miscellaneous Records).

C. Contracts. All contracts and service agreements (Contracts) shall be delivered by Seller to Purchaser at the Closing;

D. Sales Contracts and Service Records. All contracts and service records for sales, services, or leasing relating to the Business (Sales Contracts/Service Records) shall be delivered by Seller to Purchaser at the Closing.

E. Goodwill. The goodwill, telephone and fax numbers, yellow-page advertisements, and Seller's right to use the registered names Tech Buddha and Virtual PC Doctor, and all related names and derivations, including the Business Internet address(es), if any (Goodwill).

1.2 Covenant Not to Compete. Due to the global nature of Seller's business, neither Seller nor Owner shall establish, engage in, or become interested in, directly or indirectly, as an owner, partner, agent, member, shareholder, employee, independent contractor, consultant, or otherwise, anywhere in the world from the Location in any similar remote technical support business, trade, or occupation for a period of three (3) years. At the Closing, Seller and Owner shall execute an agreement pertaining to the foregoing, which shall be in the form attached as Exhibit 1.2 (Noncompetition Agreement).

1.4 Excluded Assets. Except as otherwise set forth in this Agreement, this Agreement contemplates the purchase and sale, inclusive of assignments, of the Purchased Assets. This Agreement specifically excludes, however, the following assets (collectively, the ''Excluded Assets"):

A. Seller's cash, cash equivalents, and investments not relating to the operation of the Business

B. Seller's minute books, stock records, and company seals; and all Seller's shares of capital stock of Seller held in treasury

C. Seller's insurance policies and rights thereunder (except as expressly set forth in this Agreement)

D. Seller's personnel records and other records that Seller is required by law to retain in its possession

E. Seller's books of account, all accounts receivable, prepaid expenses, prepaid taxes, credit plan reserves, lease deposits (except that deposits pertaining to any leases being assigned by Seller shall also be assigned), and deferred tax credits of Seller

F. Seller's claims for refund of taxes and other governmental charges of whatever nature

G. Seller's rights in connection with and assets of any employee plan maintained by Seller

H. Seller's rights of Seller under this Agreement, the bill of sale, any assignment and assumption agreement, the promissory note, and the escrow agreement

I. Owner's miscellaneous items of personal property and possessions that are not and have not been a part of the operation of the Business, including any policy of life insurance and cash surrender value of such life insurance on life of any Owner

J. Seller's assets not specifically or by inference included in the above paragraphs of attached Exhibits

K. Seller's fixed assets or hardware, desks, computers, cubicles, phones, etc.

1.6 Liabilities Assumed and Excluded.

A. Assumed Liabilities. As of the Closing Date, Purchaser shall assume, pay, and perform in due course the liabilities of Seller under the Contracts arising after the close of business on the Closing Date and those customer support agreements previously sold by Seller to Seller's customers.

B. Excluded Liabilities.

1. Except for the Assumed Liabilities, Purchaser does not assume nor shall Purchaser be Obligated for any other liabilities or responsibilities whatsoever of Seller or the Business as conducted by Seller through the Closing Date (Liability(ies)), including but not limited to the Retained Liabilities described in subparagraph (2) (Excluded Liabilities).

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2. The Retained Liabilities shall remain the sale responsibility of and shall be retained, paid, performed, and discharged solely by Seller. As used in this Agreement, "Retained Liabilities" means every liability of Seller other than the Assumed Liabilities, including

i. any Liability under any contract expressly assumed by Purchaser as set forth in this Agreement that arises after the Closing Date but which Liability arises out of or relates to any breach associated with any such contract that occurred before the Closing Date;

ii. any Liability for taxes, including (a) any taxes arising as a result of Seller's operation of its business or ownership of the Purchased Assets before the Closing Date, (b) any taxes that will arise as a result of the sale of the Purchased Assets pursuant to this Agreement, and (c) any deferred taxes of any nature;

iii. any Liability under any contract not assumed by Purchaser;

iv. any Liability arising out of or relating to the operation of Seller's business or Seller's leasing, ownership, or operation of Seller's personal property;

v. any Liability under any Seller employee plans or relating to payroll, vacation, sick leave, worker's compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits, or any other employee plans or benefits of any kind for Seller's employees or former employees or both;

vi. any Liability under any employment, severance, retention, or termination agreement with any employee of Seller;

vii. any Liability arising out of or relating to any employee grievance whether or not the affected employees are hired by Purchaser;

viii. any Liability of Seller to any shareholder of Seller or to any shareholder;

ix. any Liability arising out of any litigation or other proceeding commenced after the Closing Date and arising out of or relating to any occurrence or event happening before the Closing Date; and

x. any Liability arising out of or resulting from Seller's compliance or noncompliance with any legal duty or order of any governmental body.

2. Purchase Price.

2.1 Purchase Price; Allocation of Assets. The consideration for the Purchased Assets (purchase Price), including the Noncompetition Agreement, will be (a) $1,170,000.00. In addition, the Purchaser shall issue ten (10%) of its common shares as of the date of closing, with anti-dilution provisions, to Seller at closing. The Purchase Price shall be delivered by Buyer to Seller as set forth in the next Section.

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2.2 Tax Purposes. Each party shall assume and pay any and all of its respective tax liability arising out of the closing of this transaction.

3. Terms of Payment.

3.1 Deposit. Simultaneous with the execution of this Agreement, Purchaser shall deposit with Seller the sum of $30,000.00, which shall be an earnest money deposit (Deposit), and shall remain in the possession of Seller's agent or attorney in a separate non-interest· bearing account. At the Closing, subject to the conditions of this Agreement, the Deposit shall be applied toward payment of the Purchase Price.

3.2 Payment. The Purchase Price, excluding the Noncompetition Agreement consideration that shall be paid by Purchaser according to terms of the Noncompetition Agreement, shall be paid as follows:

A. Initial Payment. $100,000.00 shall be paid at the Closing in immediately available funds (Initial Payment) as payment on the Purchase Price. The Deposit shall be applied to the Initial Payment.

B. Unpaid Balance at Closing. Except as set forth in this Agreement, $1,070,000.00 shall be paid pursuant to the terms and provisions of a promissory note (Note) that Purchaser shall execute at the Closing. The Note will provide for monthly installment payments at a rate of $57,000.00 per month for ten (10) consecutive months and equal monthly installments of $50,000.00 per month for the following ten (10) consecutive months; the payments shall not include interest on the unpaid balance. Interest shall accrue on the unpaid balance at a rate of zero (0.00%) percent per annum. The installment payments of the Note shall commence on March 15, 2012 and shall be due and payable on the 15th of every month thereafter and shall continue monthly until the principal is fully paid; provided, however, that the unpaid principal, if not paid sooner, shall be fully paid no later than twenty (20) months from the effective date of the Note. [A draft copy of the Note is attached as Exhibit 3.2.]

4. Representations, Covenants, and Warranties of Seller.

Seller and Owner (as evidenced by the signature of Owner) represent, covenant, and warrant the following to be true, which representations, covenants, and warranties shall survive the Closing:

4.1 Status of Seller. Seller is a Seychelles corporation duly organized. validly existing, and in good standing under the laws of the Country of Seychelles and. further. is properly authorized, according to its Articles of Incorporation. and duly adopted Resolution, to enter into and carry out the transactions contemplated by this Agreement. Furthermore. Seller has not in the last five years used or assumed any other name in connection with the conduct of the Business. [A certified copy of Seller's Articles of Incorporation and any amendments to date, along with a Certificate of Good Standing and a copy of Seller's Bylaws are attached as Exhibits 4.1A, 4.1B, 4.1C.]

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4.2 Authority. When executed, this Agreement and all instruments necessary to carry out the transactions contemplated by this Agreement (Related Documents) will be legal, valid, and binding obligations of Seller.

4.3 Financial Statements. Seller has provided Purchaser with financial statements concerning the revenue of the brands of the Business '1'ech Buddha" and "Virtual PC Doctor" as of the last two (2) fiscal years preceding the Effective Date (together with any subsequently prepared financial statements supplied by Seller to Purchaser (Financial Statements). The Financial Statements (1) fairly present both the financial position of Seller as of the dates indicated and the results of operations, retained earnings, and changes in financial position of Seller for the periods indicated and (2) have been prepared in accordance with generally accepted accounting principles, as modified by Seller's standard accounting practices.

4.4 Seller's Name. Seller agrees that from and after the Closing Date, Purchaser shall have the right to use in or in connection with the conduct of any business (whether carried on by Purchaser directly or through any affiliate) (1) the Name or (2) any part or portion of the Name, either alone or in combination with one or more other words. Seller warrants to Purchaser that it has taken all reasonable action to protect the Name anywhere in the world and agrees to take or cause to be taken any and all reasonable steps or actions that shall be or become permissible, proper, or convenient to enable or permit Purchaser to use the Name, or any portion of the Name. either alone or in combination with one or more other words, except as presently restricted. On or as soon as practicable after the Closing Date, Seller shall terminate Seller's interest in the Name. After the Closing Date, Seller agrees that it will not use the Name directly or indirectly, either alone or in combination with one or more other words, in or in connection with any business, activities, or operations that Seller directly or indirectly may carryon or conduct.

4.5 Status of Contracts. Seller has, to the best of Seller's knowledge, complied with all of the provisions of contracts described in this Agreement and of all other contracts and commitments to which Seller is a party. Further, other than those contracts or agreements specifically described in this paragraph, Seller has no contract or commitment extending beyond the Closing Date, except: those customers of Seller who have an ongoing customer support agreement; the list of which has already been provided to Purchaser by Seller.

4.6 Licenses and Permits. Seller presently possesses and will continue to possess at the Closing Date all governmental licenses, permits, certificates of inspection, other authorizations, filings, and registrations that are necessary for Seller to own and operate the Business as presently conducted.

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4.7 Litigation or Insolvency Proceedings.

A. Litigation. There are no actions, suits, claims, investigations, or legal, administrative, or arbitration proceedings pending or, to the best of Seller's and Owner's knowledge, threatened or likely to be asserted by or against Seiler or relating to the Purchased Assets, this Agreement, and/or the transactions contemplated, before any court, governmental agency, or other body, including any quasi-judicial or administrative forum, and no judgment, order, writ, injunction, decree, or other similar command of any court, governmental agency, or body has been entered against or served on Seller or on any individual Owner, except: None

B. Insolvency Proceedings. Seiler is not involved in any proceeding by or against it in any court under the U.S. Bankruptcy Code or any other insolvency or debtor's relief act, whether state or federal, or for the appointment of a trustee. receiver, liquidator, assignee, or other similar official of Seller or Seller's property.

4.8 No Violation or Breach. The performance of this Agreement will not be in violation of any laws, statutes, local ordinances. state or federal regulations, court or administrative order, or ruling, nor is the performance of this Agreement in violation of the conditions or restrictions in effect for financing pursuant to any loan documents, whether any such loan is secured or unsecured.

4.9 Full Disclosure. This Agreement and any other information furnished to the Purchaser in connection with the transactions contemplated by this Agreement neither contain any untrue statement of material fact nor omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.10 Competitors. Neither Seller nor any individual Owner has any direct or indirect interest in any person or entity engaged or involved in any business that is competitive with the Business.

4.11 Directors, Officers, and Owners. The names of directors, officers, and the resident agent of Seller, together with each individual Owner, are set forth on attached Exhibit 4.20.

4.12 Broker's or Finder's Fees. No agent, broker, investment banker, person, or firm acting on behalf of Seller is or will be entitled to any broker's or finder's fees or any other commission or similar fee directly or indirectly from either of the Parties in connection with the sale of the assets contemplated by this Agreement except None.

4.13 Patents, Trademarks, etc., of Seller. Seller has no patents, patent applications, trademarks, trade names, copyrights, and/or licenses presently owned or held by the Seller, except the following: None

4.14 Customer List of Seller. Seller shall provide Purchaser with a customer list and, to that end, Seller authorizes the release of pertinent information pertaining to the customer list to Purchaser. Seller is in a position to know and knows of no intention on the part of any customer of Seller to terminate the existing contracts for remote technical support conducted by Seller.

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4.15 Assumed Name of Seller. The names under which the Business is conducted are Tech Buddha and Virtual PC Doctor.

4.16 No Violation or Breach. The performance of this Agreement wi1l not be in violation of any laws, statutes, local ordinances, state or federal regulations, court or administrative order, or ruling. nor is the performance of this Agreement in violation of any loan document's conditions or restrictions in effect for financing, whether secured or unsecured.

4.17 Reliance. The foregoing representations and warranties are made by Seller with the knowledge and expectation that Purchaser is placing complete reliance on them.

5. Representations, Covenants, and Warranties of Purchaser.

Purchaser represents, covenants, and warrants the following to be true, which representations, covenants, and warranties shall survive the Closing:

5.1 Status of Purchaser. Purchaser is a Nevada corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and, further, is properly authorized, according to its Articles of Incorporation, Bylaws, and duly adopted Resolution, to enter into and carry out the transactions contemplated by this Agreement. [A certified copy of Purchaser's Articles of Incorporation (or appropriate certificate) and any amendments to date, along with a Certificate of Good Standing and a copy of Purchaser's Bylaws and Resolution are attached as Exhibits 5.1, 5.2, and 5.3.] On request of Seller, Purchaser shall provide certification of the foregoing.

5.2 Authority. This Agreement and all Related Documents when executed will be legal, valid, and binding obligations of each party signing such instruments on behalf of Purchaser.

5.3 Awareness of Purchaser. Purchaser acknowledges the following:

A. During the negotiations before the execution of this Agreement, Seller furnished to Purchaser financial data and other data which Purchaser considers necessary or advisable to enable Purchaser to form a decision concerning the purchase of the Business, including the Purchased Assets.

B. Purchaser has had an opportunity to examine the Purchased Assets and agrees to accept the same "As Is," subject to the remaining conditions and other provisions of this Agreement.

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C. Purchaser has, either individually or through agents or employees of Purchaser, sufficient knowledge, expertise, and financial capacity to operate the Business, and, further, Purchaser is capable of evaluating the merits and risks of the purchase of the Business.

5.4 Litigation. There are no actions, suits, or proceedings pending or, to Purchaser's knowledge, threatened or likely to be asserted, against the Purchaser, before any court, administrative agency, or other body, and no judgment, order, writ, injunction, decree, or other similar command of any court or governmental agency has been entered against or served on Purchaser relating to this Agreement and/or the transactions contemplated by this Agreement.

5.5 Broker's or Finder's Fees. No agent, broker, investment banker, person, or film acting on behalf of Purchaser is or will be entitled to any broker's or finder 's fees or any other commission or similar fee directly or indirectly from either of the Parties in connection with the sale of the assets contemplated by this Agreement except None.

6. Preclosing Actions and Miscellaneous Covenants.

From the Effective Date until the Closing:

6.1 Accuracy of Representations and Warranties; Satisfaction of Conditions. Seller will immediately advise Purchaser in writing if (I) any of Seller's representations or warranties are untrue or incorrect in any material respect or (2) Seller becomes aware of the occurrence of any event or any state of facts that results in any of the representations and warranties of Seller being untrue or incorrect as if Seller were then making them. Seller will not take any action, or omit to take any action, that would result in any of Seller's representations and warranties set forth in this Agreement being untrue or incorrect as of the Closing Date. Seller will use its best efforts to cause all conditions within Seller's control that are set forth in this Agreement to be satisfied as promptly as practicable under the circumstances.

6.2 Conduct of Business. Except as otherwise specifically provided in this Agreement, Seller will use all reasonable efforts to keep the Business organization intact; to preserve the relationships with Seller's customers, suppliers, and others having business dealings with Seller: and to preserve the services of Seller's employees, agents, and representatives, if any. Without limitation of the foregoing,

A. Seller shall not undertake any action without the prior written consent of Purchaser that, if taken before the date of this Agreement, would have been required to be disclosed on any Exhibit or required to be disclosed pursuant to the provisions of this Agreement, and

B. Seller will not undertake any action that would alter the nature of the Business or result in any change in the Purchased Assets, other than in the ordinary course of business consistent with past practices.

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7. Conditions Precedent to Obligations of Purchaser at Closing.

The obligations of Purchaser to perform this Agreement at the Closing are subject to the satisfaction at or before the Closing of the following conditions unless waived in writing by Purchaser:

7.1 Accuracy of Representations and Warranties. The representations and warranties of Seller contained in this Agreement and all Related Documents shall be true and correct at and as of the Closing Date as though such representations and warranties were made on the Closing Date. Further, on request of Purchaser. Seller shall deliver to Purchaser a certificate certifying that as of the Closing Date, all of the representations and warranties of Seller contained in this Agreement are true and correct.

7.2 Performance of Covenants. Unless otherwise agreed or waived, Seller shall have in all respects performed and complied with all covenants, agreements, and conditions that this Agreement and all Related Documents require to be performed or complied with before or on the Closing Date. In addition, Seiler and Owner shall have properly executed and delivered the Noncompetition Agreement.

7.3 Lien Search. Purchaser shall have received UCC searches in form and content satisfactory to Purchaser. If objection to title is made by Purchaser based on a written opinion of Purchaser's attorney that title is not in the condition as required for performance under this Agreement. Seller shall have 10 days from the date Seller is notified in writing of the particular defects claimed either (I) to remedy title, or make arrangements to remedy title at the Closing or (2) on written demand made by Purchaser, to refund any Deposit in full termination of this Agreement, if unable to remedy title. Purchaser may, however, elect to complete the purchase and sale and reserve any right to recover any damages arising out of the defect in title.

7.4 Closing Documents; Instruments of Transfer, Etc. Purchaser shall have received the following:

A. All bills of sale, general instruments of transfer, conveyances, assurances, transfers, assignments, approvals, consents by third parties, and any other instruments and documents containing the usual and customary covenants that are consistent with the requirements and the warranties of Seller in this Agreement and that shall be convenient, necessary, or reasonably required to effectively transfer the Purchased Assets to Purchaser with good title, free and clear of all encumbrances.

B. An opinion of counsel for Seller in a form acceptable to Purchaser, dated on the Closing Date and addressed to Purchaser.

C. Resolutions of the Owner and Seller's board of directors approving and authorizing this Agreement and the transactions contemplated by it and identifying the officer(s) authorized to execute all documents.

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7.5 Due Diligence Satisfaction. Purchaser shall be satisfied, in Purchaser's sole discretion, with the result of Purchaser's Due Diligence Review, inclusive of the inspection and valuation of the Purchased Assets.

7.6 No Litigation. No action, suit, or other proceeding is pending or threatened before any court, governmental authority, or other lawful body seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, seeking to obtain damages in connection with this Agreement, or involving a claim that consummation of this Agreement is in violation of any law, decree, or regulation. No other material adverse actions or proceedings have been instituted or threatened against Seller or the Business.

7.7 Possession. Purchaser shall have received operating control and possession of all of the Purchased Assets.

8. Conditions Precedent to Obligations of Seller at Closing.

The obligations of Seller to perform this Agreement at the Closing are subject to satisfaction at or before the Closing of the following conditions, unless waived in writing by Seller:

8.1 Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

8 .2 Performance of Obligations of Purchaser. Purchaser shall have performed all obligations required to be performed by it under this Agreement before the Closing.

8.3 Closing Documentation. Seller shall have received the following payment and documents:

A. the Deposit

B. the Note, Security Agreement, and Financing Statement

C. all other instruments and documents reasonably required by this Agreement to be delivered by Purchaser to Seller and any other instruments and documents Seller reasonably requests that are not inconsistent with the provisions of this Agreement

D. an opinion of counsel for Purchaser in a form acceptable to Seller, dated on the Closing Date and addressed to Seller

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9. Confidentiality

Purchaser acknowledges that, pursuant to the right to inspect Seller's books, records, and other documents and materials, Purchaser may become privy to confidential information of Seller, and that communication of confidential information to third parties (whether or not the communicated information is authorized by Purchaser) could injure Seller's business in the event that this transaction is not completed. Purchaser agrees to take reasonable steps to ensure that such information about Seller, obtained by Purchaser, shall remain confidential and shall not be disclosed or revealed to outside sources, and further agrees not to solicit any customers of Seller disclosed from confidential information. As used in this Agreement, "confidential information" includes information ordinarily known only to Seller's personnel and information such as customer lists, supplier lists, trade secrets, channels of distribution, pricing policy and records, inventory records. and other information normally understood to be confidential or designated as such by Seller.

10. Notices

All notices. requests, demands. waivers, consents, and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (with costs prepaid); (b) sent by facsimile or e ~ mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail. return receipt requested. in each case to the following addresses. facsimile numbers, or e~ mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address, or person as a party may designate by notice to the other parties);

Seller (before the Closing); Global Services Corporation

Attention: Michael Riek

E-mail address: mike@lighthousesourcin&.com

Seller (after the Closing): Global Services Corporation

Attention: Michael Riek

E~mail address: mike@lighthousesourcing.com

Purchaser: SupportS ave Solutions, Inc.

Attention: Christopher Johns, CEO

E-mail address:chris@supporsave.com

[with a copy to: Nathan A. White, General Counsel, SupportSave Solutions, Inc.

E-mail address:nwhite@supportsave.com]

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II. Indemnification.

11.1 Indemnification by Seller. Seller shall defend, indemnify, and hold harmless Purchaser and Purchaser's agents and employees, heirs, representatives, successors, and assigns from and against any and all costs, losses, claims, liabilities, fines, expenses, penalties, and damages (including reasonable legal fees) in connection with or resulting from

A. any inaccuracy in any representation or breach of any warranty of Seller contained in this Agreement or the Noncompetition Agreement; and

B. any failure by Seller to perform or observe in full, or to have performed or observed in full, any covenant, agreement. or condition to be performed or observed by the Seller under this Agreement or the Noncompetition Agreement.

11.2 Indemnification by Purchaser. Purchaser shall defend, indemnify, and hold harmless Seller and Seller's agents and employees, heirs, representatives, successors, and assigns from and against any and all costs, losses. claims, liabilities, fines, expenses, penalties, and damages (including reasonable legal fees) in connection with or resulting from

A. any inaccuracy in any representation or breach of any warranty of Purchaser contained in this Agreement; and

B. any failure by Purchaser to perform or observe in full, or to have performed or observed in full any covenant, agreement, or condition to be performed or observed by the Purchaser under this Agreement.

12. Termination of Agreement. Except as otherwise specifically set forth in this Agreement:

12.1 Right of Termination. This Agreement may be terminated at any time before the Closing Date

A. by Purchaser and Seller in a written instrument;

B. by Purchaser or Seller if the Closing does not occur on the Closing Date;

C. by Purchaser or Seller if there has been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other Party, and the breach by its nature cannot be cured before the Closing; or

D. by Purchaser or Seller if there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of the other Party and this breach is not cured within 10 business days after the breaching Party or Parties receive written notice of the breach from the nonbreaching Party.

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12.2 Effect of Termination; Election of Remedies. If this Agreement is terminated

A. as provided in subparagraph 12.1 A, this Agreement shall become void and have no effect, except for provisions of next succeeding subparagraph.

B. as provided in subparagraphs 12.1 B.- D., no Party shall be relieved or released from any liabilities or damages arising out of the Party's breach of any provision of this Agreement; however, in the event of Purchaser's breach, Seller, at Seller's option, may by written notice declare a forfeiture and retain the Deposit as liquidated damages or may elect any other remedy allowed by law.

12.3 Exclusion. Notwithstanding anything contained to the contrary in this Agreement, (1) the terms of any previously executed confidentiality agreement shall survive the Closing and (2) each Party will not, during the six-month period following the termination, directly or indirectly solicit any employee, if any, of the other Party to leave the other Party's employment.

13. Closing.

13.1 Closing Date. The Closing shall be held no later than February 20, 2012. However, the Closing shall take place no later than February 20, 2012 without the consent of both Parties.

13.2 Closing Location. The Closing shall be held on the Closing Date at the respective office of the Seller and Purchaser or at such other location as may be agreed on by the Parties.

13.3 Documents. At the Closing and at any time after it, the Parties shall execute all documents necessary to put into effect the terms of this Agreement.

14. Miscellaneous.

14.1 Amendment. This Agreement shall not be amended, altered, or terminated except by a writing executed by each Party.

14.2 Choice of Law. This Agreement shall be governed in all respects by the laws of the State of Michigan.

14.3 Headings. The paragraph headings used in this Agreement are included solely for convenience.

14.4 Entire Agreement. This Agreement sets forth the entire understanding of the Parties; further. this Agreement shall supersede and/or replace any oral or written agreement(s) relating to this subject matter entered into by the Parties before the date of this Agreement.

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14.5 Waiver. The waiver by any Party of any breach or breaches of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach of any provision of this Agreement.

14.6 Binding Effect. This Agreement, inclusive of its terms and provisions, shall survive the Closing and shall be binding on and inure to the benefit of, and be enforceable by, the respective heirs, legal representatives, successors. and assigns of the Parties.

14.7 Construction of Agreement. Each Party and its respective legal counsel has reviewed and revised this Agreement and has had equal opportunity for input into this Agreement. Neither Party nor their respective legal counsel shall be construed to be the drafter or primary drafter of this Agreement. In the event of any dispute regarding the construction of this Agreement or any of its provisions, ambiguities or questions of interpretation shall not be construed more in favor of one Party than the other; rather, questions of interpretation shall be construed equally as to each Party.

14.8 Consent. Unless otherwise provided, any required consent of a Party shall not be unreasonably withheld or delayed by such Party.

14.9 Counterpart Execution; Facsimile Execution.

A. Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all counterparts, when taken together, will constitute one and the same agreement.

B. Facsimile Execution. The Parties agree that signatures on this Agreement, as well as any other documents to be executed under this Agreement, may be delivered by facsimile or by electronic transmission in lieu of an Original signature, and the Parties agree to treat facsimile or electronic signatures as original signatures that shall be deemed to be originals and may be relied on to the same extent as the originals with the same binding legal effect as an original executed counterpart of this Agreement, as well as a counterpart of any other documents executed under this Agreement. This provision, however, shall not be applicable for Promissory Note. Bill of Sale, that shall be executed at the Closing of this Agreement.

14

Purchaser and Seller have executed this Agreement on the following dates to be effective as of the Effective Date:

SELLER Global Services Corporation

Dated: 2/20/12	By: /s/ Michael Riek Michael Riek Its: Officer

PURCHASER SupportSave Solutions, Inc.

Date:	By: /s/ Christopher Johns Christopher Johns Its: Chief Executive Officer

CONSENT OF SELLER'S SHAREHOLDER

The undersigned shareholder of Seller. for good and valuable consideration, the receipt of which is acknowledged, joins in the above Agreement for the purpose of binding the undersigned to deliver the required Noncompetition Agreement as set forth in this Agreement and for the purpose of committing the undersigned to the indemnification provisions of this Agreement, but only to the extent of the Purchase Price.

Dated: 2/20/12	By: /s/ Michael Riek Michael Riek Its: Officer